UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2018

Veritone, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38093	47-1161641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 Anton Boulevard, Costa Mesa, California 92626

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 888-507-1737

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01.	Changes in Registrant’s Certifying Accountants.

(a)    Dismissal of Independent Registered Public Accounting Firm.

On May 18, 2018, the Audit Committee of the Board of Directors of Veritone, Inc. (the “Company”) approved the dismissal of Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm. The decision to change the Company’s independent registered public accounting firm was the result of a comprehensive process conducted by the Audit Committee to evaluate and select an independent registered public accounting firm for the audit of the Company’s financial statements for the year ending December 31, 2018.

The audit reports of Marcum on the consolidated financial statements of the Company for each of the two most recent fiscal years ended December 31, 2017 and December 31, 2016 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that Marcum’s report on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2016 included an explanatory paragraph indicating that there was substantial doubt about the Company’s ability to continue as a going concern as of March 15, 2017, the date of such report. As a result of the Company’s financing transactions during 2017, this explanatory paragraph was not included in Marcum’s report on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2017.

During the Company’s two most recent fiscal years ended December 31, 2017 and December 31, 2016 and during the subsequent interim period from January 1, 2018 through May 18, 2018, (i) there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to Marcum’s satisfaction, would have caused Marcum to make reference to the subject matter of the disagreement in connection with its reports, and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, except that, in connection with Marcum’s audit of the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2016, Marcum identified certain deficiencies that rose to the level of a material weakness related to a failure by the Company’s management to perform and review reconciliations of certain significant accounts, which resulted in the Company making material corrections to its expenditures billable to clients and accrued liabilities balances in its consolidated balance sheet as of December 31, 2016. The Company’s management implemented remedial measures to address this material weakness, and Marcum did not identify this material weakness in connection with its audit of the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2017. The Audit Committee discussed this material weakness with Marcum. The Company provided Marcum with a copy of the disclosures in this report prior to filing with the Securities and Exchange Commission (the “SEC”) and requested that Marcum provide a letter addressed to the SEC stating whether it agrees with the foregoing statements. A copy of this letter from Marcum, dated May 24, 2018, is filed as Exhibit 16.1 to this report.

(b)    Engagement of New Independent Registered Public Accounting Firm.

On May 18, 2018, the Audit Committee approved the engagement of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the year ending December 31, 2018.

During the two most recent fiscal years ended December 31, 2017 and December 31, 2016 and during the subsequent interim period from January 1, 2018 through May 18, 2018, neither the Company nor anyone on its behalf has consulted with Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” as such terms are defined in Regulation S-K Item 304(a)(1)(iv) and (v), respectively.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter from Marcum LLP to the Securities and Exchange Commission, dated May 24, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2018	Veritone, Inc.

	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Executive Vice President, General Counsel and Secretary